Exhibit 24(b)(15)

                              Amended and Restated
                              Distribution Plan for
                              The AAL Mutual Funds
                                 January 8, 1997

The AAL Mutual Funds Distribution Plan (the "Plan") as adopted by a vote of the Board of Trustees and of the Qualified Trustees of the Trust on June 9, 1987, as amended, is hereby further amended and restated, effective January 2, 1997, to redescribe the shares originally detailed in the Plan as "Class A" shares and to add "Class B" shares to the Plan as follows:

1. The Plan. This Plan is the written plan contemplated by Rule 12b-I (the "Rule") under the Investment Company Act of 1940 (the "Act") of The AAL Mutual Funds (the "Trust" or "Funds") for Class A and Class B shares of the Funds, which are described in The AAL Mutual Funds' "Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940."

2. Definitions. As used in this Plan for Class A and Class B shares of the Funds, the following terms shall have the following meanings:

     (a) "Qualified Recipient" shall mean any broker-dealer or other "person" (as that term is defined in the Act) which: (i) has entered into a written agreement (a "related agreement") that complies with the Rule with the Trust's Distributor; and (ii) has rendered distribution assistance (whether direct, administrative or both) in the distribution of the Trust's Class A and Class B shares.

     (b) "Qualified Holdings" shall mean all Class A and Class B shares of the Trust beneficially owned by: (i) a Qualified Recipient; (ii) the customers (brokerage or other) of a Qualified Recipient; (iii) the clients (investment advisory or other) of a Qualified Recipient- (iv) the accounts as to which a Qualified Recipient has a fiduciary or custodial relationship; and (v) the members of a Qualified Recipient, if such Qualified Recipient is an association or union; provided that the Qualified Recipient shall have been instrumental in the purchase of such Class A and/or Class B shares by, or shall have provided administrative assistance to, such customers, clients, accounts or members in relation thereto. The Distributor may make final and binding decisions as to all matters relating to Qualified Holdings and Qualified Recipients, including but not limited to-. (i) the identity of Qualified Recipients; (ii) whether or not any Class A and/or Class B shares are to be considered as Qualified Holdings of any particular Qualified Recipient; and (iii) what Class A and Class B shares, if any, are to be attributed to a particular Qualified Recipient, to a different Qualified Recipient or to no Qualified Recipient.



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     (c)  "Qualified  Trustees" shall mean the Trustees of the Trust who are not interested persons, as defined in the Act, of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to this Plan. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of the Trustees who are not interested persons of the Trust. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such
          selection   and   nomination   is  approved  by  a  majority  of  such
          disinterested Trustees.

     (d) "Permitted Payments" shall mean payments by the Distributor to Qualified Recipients as permitted by this Plan.

     (e) "Permitted Expenses" shall mean expenses incurred by the Distributor in connection with the distribution of shares of the Trust as defined in the sections "Expenses Authorized" below on Class A and Class B shares.

     (f) Permitted Payments and Permitted Expenses shall not include any expenses listed in the sections "Certain Other Payments Authorized" below on Class A and Class B shares.

3.   Payments Authorized.

                                 Class A Shares

The Distributor is authorized, pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases for Class A shares:

     (a) as reimbursement for direct expenses incurred in the course of distributing Trust Class A and Class B shares or providing administrative assistance to the Trust or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, (including commissions and other compensation paid to such personnel); and/or

     (b)  at a rate  specified  in the  related  agreement  with  the  Qualified
          Recipient in question based on the average value of the Qualified Holdings of such Qualified Recipient.


The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that: (i) that total amount of all Permitted Payments made during a fiscal year of the Trust to all Qualified Recipients (whether made under (a) and/or (b) above) do not exceed, in that fiscal year of the Trust, the amounts for each Fund's Class A shares as set forth in Exhibit A, attached hereto; and (ii) a majority of the



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Trust's  Qualified  Trustees  may at any time  decrease  or limit the  aggregate amount of all Permitted Payments or decrease or limit the amount payable to any Qualified Recipient for Class A shares. Each Fund will reimburse the Distributor for such Permitted Payments for Class A shares within such limit, but the Distributor shall bear any Permitted Payments beyond such limits.

                                 Class B Shares

The Distributor is authorized, pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases for Class B shares:

     (a) as reimbursement for direct expenses incurred in the course of distributing Trust shares or providing administrative assistance to the Trust or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, (including commissions and other compensation paid to such personnel); and/or

     (b)  at a rate  specified  in the  related  agreement  with  the  Qualified
          Recipient in question based on the average value of the Qualified Holdings of such Qualified Recipient.

The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that: (i) that total amount of all Permitted Payments made during a fiscal year of the Trust to all Qualified Recipients (whether made under (a) and/or (b) above) do not exceed, in that fiscal year of the Trust, the amounts for each Fund's Class B shares, if any, as set forth in Exhibit B, attached hereto; and (ii) a majority of the Trust's Qualified Trustees may at any time decrease or limit the aggregate amount of all Permitted Payments or decrease or limit the amount payable to any Qualified Recipient for Class B shares. Each Fund will reimburse the Distributor for such Permitted Payments for Class B shares, if any, within such limit, but the Distributor shall bear any Permitted Payments beyond such limits.

4. Expenses Authorized. The Distributor is authorized, pursuant to this Plan, to purchase advertising for Class A and/or Class B shares of the trust, to pay for sales literature and other promotional material, and to make payments to sales personnel affiliated with it, in the form of commission or other compensation.

Any such advertising and sales material may include references to other open end investment companies or other investments and any salesmen so paid are not required to devote their time solely to the sale of Trust Class A and/or Class B shares. Any such expenses ("Permitted Expenses") made during a fiscal year of any Fund shall be reimbursed or paid by the Fund, except that the combined amount of reimbursement or payment of Permitted Expenses together with the Permitted Payments made pursuant to Section 3 for Class A and/or Class B shares of this Plan by a Fund shall not, in the



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aggregate,  in that  fiscal  year of the Fund exceed the amounts for each Fund's
Class A and/or Class B shares as set forth in Exhibits A and B, attached hereto, and the Distributor shall bear any such expenses beyond such limits. No such reimbursement may be made for Permitted Expenses or Permitted Payments for fiscal years prior to the fiscal year in question or in contemplation of future Permitted Expenses or Permitted Payments.

5. Certain Other Payments Authorized. If and to the extent that any of the payments by the Trust listed below are considered to be "primarily intended to result in the sale of shares" issued by the Trust within the meaning of the Rule, such payments by the Trust are authorized without limit under this Plan and shall not be included in the limitations contained in this
     Plan: (1) the costs of the preparation, printing and mailing of all required reports and notices to shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Trust or other funds or other investments; (ii) the costs of preparing, printing and mailing of all prospectuses to shareholders; (iii) the costs of preparing, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Trust's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements; (v) all fees and expenses relating to the qualifications of the Trust, the Funds and/or their shares under the securities or "Blue-Sky" law of any jurisdiction; (vi) all fees under the Act and the Securities Act of 1933, including fees in connection with any application for exemption relating to or directed toward the sale of the Trust's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of preparing and mailing confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquires of shareholders.

6. Investment Advisory Fees. It is recognized that the costs of distributing Class A and Class B shares of the Trust are expected to exceed the sum of Permitted Payments and Permitted Expenses ("Excess Distribution Costs") and that the profits, if any, of the Trust's Advisor are dependent primarily on the advisory fees paid by the Funds to the Advisor. If and to the extent that any investment advisory fees paid by a Fund might, in view of any Excess Distribution Costs, be considered as indirectly financing any activity that is primarily intended to result in the sale of Class A and/or Class B shares issued by the Trust or Fund, the payment of such fees is authorized under this Plan. In taking any action contemplated by Section 15 of the Act as to any investment advisory contract to which the Trust or a Fund is a party, the Trust's Board of Trustees, including its Trustees who are not "interested persons," as defined in the Act, shall, in acting on the terms of any such contract, apply the "fiduciary duty" standard contained in Sections 36(a) and 36(b) of the Act.


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7.   Reports.  While this Plan is in effect  for Class A and/or  Class B shares, the Distributor shall report in writing at least quarterly to the Trust's Board of Trustees, and the Board shall review the following: (1) the amounts of all Permitted Payments for Class A and Class B shares, the identity of the recipients of each such Payment, the basis on which each such recipient was chosen as a Qualified Recipient and the basis on which the amount of the Permitted Payment to such Qualified Recipient was made;
     (ii) the amounts of Permitted Expenses for Class A and Class B shares and the purpose of each such Expense; and (iii) all costs of each item specified in Section 5 of the Plan for Class A and Class B shares (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

8.   Effectiveness, Continuation, Termination and Amendment.

Class A Shares. This Plan as applied to Class A shares has been approved: (i) by a vote of the Board of Trustees of the Trust and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on Class A shares of this Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the Act) of the outstanding voting securities of each Fund for Class A shares. This Plan, unless terminated as hereinafter provided, continues in effect from year to year only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees and its Qualified Trustees cast in person at a meeting called for the purpose of voting on such continuance for Class A shares. This Plan may be terminated at any time by a vote of a majority of the Qualified Trustees or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class A shares of any Fund. This Plan may not be amended to increase materially the amount of payments to be made for Class A shares without shareholder approval, as set forth in (ii) above, and all amendments must be approved in the manner set forth under (1) above. In the event of termination of this Plan for Class A shares, the Distributor shall be reimbursed only for Permitted Payments and Permitted Expenses for Class A shares incurred to the date of termination and within the limit set forth in Section 4 above.

Class B Shares. This Plan as applied to Class B shares has been approved: (1) by a vote of the Board of Trustees of the Trust and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on Class B shares of this Plan- and (ii) by a vote of holders of at least a "majority" (as defined in the Act) of the outstanding voting securities of each Fund for Class B shares. This Plan as applied to Class B shares shall, unless terminated as hereinafter provided, continue in effect until January 2, 1998, and from year to year thereafter only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees and its Qualified Trustees cast in person at a meeting called for the purpose of voting on such continuance for Class B shares. This Plan as applied to Class B shares may be terminated at any time by a vote of a majority of the Qualified Trustees or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class B shares of any Fund. This Plan may not be amended to increase materially the amount of payments to be made for Class B shares without shareholder approval, as set forth in (ii) above, and all amendments must be approved in the manner set forth under (1) above. In the event of termination of this Plan for Class B shares, the Distributor shall be reimbursed only for Permitted Payments and Permitted Expenses for Class B shares incurred to the date of termination and within the limit set forth in Section 4 above.

                                    EXHIBIT A
                    TO THE AAL MUTUAL FUNDS DISTRIBUTION PLAN
                           (Effective January 8, 1997)

                                 CLASS A SHARES

1.   The AAL Capital Growth Fund

     Service Fee: 0.25 of 1 % of the average net assets

2.   The AAL Bond Fund

     Service Fee: 0.25 of 1 % of the average net assets

3.   The AAL Municipal Bond Fund

     Service Fee: 0.25 of 1 % of the average net assets

4.   The AAL Money Market Fund

     Service Fee: 0.125 of 1 % of the average net assets

5. The AAL U.S. Government Zero Coupon Target Fund, Series 2001 12b-1 Distribution Fee: 0.10 of 1 % of the average net assets

6. The AAL U.S. Government Zero Coupon Target Fund, Series 2006 12b-1 Distribution Fee: 0.10 of 1% of the average net assets

7.   The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)

     Service Fee: 0.25 of 1 % of the average net assets

8.   The AAL Utilities Fund

     Service Fee: 0.25 of 1 % of the average net assets

9.   The AAL International Fund

     Service Fee: 0.25 of 1 % of the average net assets

10.  The AAL Small Cap Stock Fund

     Service Fee: 0.25 of 1 % of the average net assets

11.  The AAL High Yield Bond Fund

     Service Fee: 0.25 of 1 % of the average net assets

                                    EXHIBIT B
                    TO THE AAL MUTUAL FUNDS DISTRIBUTION PLAN
                           (Effective January 8, 1997)

                                 CLASS B SHARES

1.   The AAL Capital Growth Fund

     12b-1  Distribution Fee: 0.75 of 1 % of the average net assets, and Service
     Fee:

     0.25 of 1 % of the average net assets

2.   The AAL Bond Fund

     12b-1  Distribution Fee: 0.75 of 1% of the average net assets,  and Service
     Fee:

     0.25 of 1 % of the average net assets

3.   The AAL Municipal Bond Fund

     12b-1  Distribution Fee: 0.75 of 1 % of the average net assets, and Service
     Fee:

     0.25 of 1 % of the average net assets

4.   The AAL Money Market Fund

     12b-1 Distribution Fee: 0.75 of 1%, and Service Fee:

     0.125 of 1 %

5.   The AAL Mid Cap Stock Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1 % of the average net assets

6.   The AAL Utilities Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets

7.   The AAL International Fund

     12b-I Distribution Fee: 0.75 of 1% of the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets

8.   The AAL Small Cap Stock Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets

9.   The AAL High Yield Bond Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1 % of the average net assets


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                                 AMENDMENT NO.1
                                       TO
                 THE AMENDED AND RESTATED DISTRIBUTION PLAN FOR
                              THE AAL MUTUAL FUNDS

The Amended and Restated Distribution Plan for The AAL Mutual Funds as adopted by a vote of the Board of Trustees and that of the Qualified Trustees of the Trust on January 8, 1997, is hereby amended, effective December 29, 1997, as follows:

1. Exhibit A and Exhibit B to The AAL Mutual Funds Distribution Plan is amended to add The AAL Balanced Fund and to change the name of The AAL Utilities Fund to The AAL Equity Income Fund.

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                                    EXHIBIT A
                    TO THE AAL MUTUAL FUNDS DISTRIBUTION PLAN
                           (Effective January 8, 1997)

                                 CLASS A SHARES

1    The AAL Capital Growth Fund

     Service Fee: 0.25 of 1 % of the average net assets

2.   The AAL Bond Fund

     Service Fee: 0.25 of 1 % of the average net assets

3.   The AAL Municipal Bond Fund

     Service Fee: 0.25 of 1 % of the average net assets

4.   The AAL Money Market Fund

     Service Fee: 0.125 of 1 % of the average net assets

5.   The AAL U.S. Government Zero Coupon Target Fund, Series 2001

     12b-1 Distribution Fee: 0.10 of 1 % of the average net assets

6.   The AAL U.S. Government Zero Coupon Target Fund, Series 2006

     12b-1 Distribution Fee: 0.10 of 1% of the average net assets

7.   The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)

     Service Fee: 0.25 of 1 % of the average net assets

8.   The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)

     Service Fee: 0.25 of 1 % of the average net assets

9.   The AAL International Fund

     Service Fee: 0.25 of 1 % of the average net assets

10.  The AAL Small Cap Stock Fund

     Service Fee: 0.25 of 1 % of the average net assets

11.  The AAL High Yield Bond Fund

     Service Fee: 0.25 of 1% of the average net assets

12.  The AAL Balanced Fund

     Service Fee: 0.25 of 1% of the average net assets



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                                    EXHIBIT B
                    TO THE AAL MUTUAL FUNDS DISTRIBUTION PLAN
                           (Effective January 8, 1997)

                                 CLASS B SHARES

1.   The AAL Capital Growth Fund

     12b-1  Distribution Fee: 0.75 of 1 % of the average net assets, and Service
     Fee:

     0.25 of 1 % of the average net assets

2.   The AAL Bond Fund

     12b-1  Distribution Fee: 0.75 of 1% of the average net assets,  and Service
     Fee:

     0.25 of 1 % of the average net assets

3.   The AAL Municipal Bond Fund

     12b-1  Distribution Fee: 0.75 of 1 % of the average net assets, and Service
     Fee:

     0.25 of 1 % of the average net assets

4.   The AAL Money Market Fund

     12b-1 Distribution Fee: 0.75 of 1%, and

     Service Fee: 0.125 of 1 %

5.   The AAL Mid Cap Stock Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1 % of the average net assets

6.   The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets

7.   The AAL International Fund

     12b-1 Distribution Fee: 0.75 of I% of the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets

8.   The AAL Small Cap Stock Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets

9.   The AAL High Yield Bond Fund

     12b-1 Distribution Fee: 0.75 of 1 % of the average net assets, and

     Service Fee: 0.25 of 1 % of the average net assets

10.  The AAL Balanced Fund

     12b-1 Distribution Fee: 0.75 of 1% if the average net assets, and

     Service Fee: 0.25 of 1% of the average net assets